Exhibit 10.6

                    SETTLEMENT AND GENERAL RELEASE AGREEMENT

      THIS SETTLEMENT AND GENERAL RELEASE AGREEMENT, hereinafter the "Agreement" is entered into by the undersigned parties to resolve and release fully and finally all claims raised or that could have been raised by Voyager Entertainment International, Inc., hereinafter referred to as the "Company", against First Nevada Development Company, LLC, Nancy Tyner, individually, Don Tyner, individually, and Don and Nancy Tyner as Husband and Wife, hereinafter referred to as "Tyners", and collectively, the "Parties" with respect to the claims.

                                R E C I T A L S

      A. That on or about April 16, 2003, the Company filed a Form 10-KSB with the Securities and Exchange Commission;

      B. In the Form 10-KSB, it was disclosed that the Tyners were alleging that the sum of $1,464,826.38, plus interest, and options for stock were due and owing from the Company, which was vigorously disputed by the Company;

      C. The parties now desire to resolve their disputes as set forth herein;

      D. This Agreement expresses the full and complete settlement of any and all claims raised or claims that could have been raised in the future that the Tyners have or may have had against the Company, and that the Company has or may have had against Tyners regarding the disclosures in the Company's Form 10-KSB and any monies or stock or options allegedly due and owing to Tyners.

      NOW THEREFORE, in consideration of the foregoing promises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

      1. Contemporaneous with Tyners' execution of this Agreement, The Company agrees to the following:

            a. The Company as previously acknowledged, owes the Tyners the sum of $228,239.24; bearing interest at the rate of 8% per annum which commences after any funding received by the Company as delineated in paragraph "b" supra.

            b. The Tyners and the Company agree that the Tyners for their introduction to Ladenburg Thalmann, are entitled to receive the sum of $650,000.00 as a placement fee and 2% commission of the net fundings received by the Company from Ladenburg Thalmann. Additionally, the Tyners are entitled to a 1% commission of the net fundings received by the Company from RRI; the above sums are without interest; and, are contingent upon funding by Ladenburg Thalmann or RRI.

      2. In consideration of the payment referred to in Paragraph 1 above, Tyners agrees to release and dismiss, with prejudice, any and all claims raised, or claims that could have been raised and does hereby release and forever discharge the Company and its attorneys, officers, directors, subsidiaries, agents, partners, predecessors, employees, representatives, shareholders, insurers, assigns, and affiliated companies from and against any and all claims, demands, rights and causes of action which Tyners may have or may have had against the Company, now or in the future by reason of any matter, known or unknown, directly or indirectly, arising out of Tyner's allegations as previously mentioned.

      3. The Tyners further agree, that they shall immediately write a letter, to whomever as directed by the Company, disavowing any claims, previous statements, communications or allegations that the Company owes the Tyners any money or stock or options except for the funds previously discussed and agreed to by the Company in this agreement.


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      4. The Company agrees to release and dismiss with prejudice any and all claims raised, or claims that could have been raised and does hereby release and forever discharge Tyners and Tyners' attorneys, officers, directors, subsidiaries, agents, partners, predecessors, employees, representatives, shareholders, insurers, assigns and affiliated companies from and against any and all claims, demands, rights and causes of action which the Company, now or in the future by reason of any matter, known or unknown, directly or indirectly, arising out of or relating in any way to the claims set forth in Tyners' allegations against the Company.

      5. The parties represent and agree that they have read this Agreement and understand its terms and the fact that it releases all claims the Parties have or might have had against each other relating to the allegations of money lent by the Tyners to the Company, and the parties understand that they have the right to consult counsel of their choice prior to signing this Agreement and agree that they have done so or have had the opportunity to do so, and have knowingly and/or voluntarily waived that right.

      6. This Agreement sets forth the entire understanding between the Parties and supersedes any prior agreements or understandings, express or implied, written or oral, pertaining to the matters set forth in this Agreement. The Parties acknowledge that they are not relying upon any representation or statement by any representative of either Tyners or the Company, except as expressly set forth herein. This Agreement shall not be amended other than by writing executed by all Parties hereto.

      7. The Tyners agrees that they are the sole owner of the claims being released in this document; that no other person or entity has any interest in the claims, demands and causes of actions released by it in this document and that such claims have not been assigned or otherwise transferred to a third party.

      8. The person executing this Agreement hereby warrants that he has been given the necessary authority to execute this document. The last party to execute this Agreement shall insert the date below.

      9. Each party shall bear their own attorney's fees and costs in connection with the preparation, negotiation and execution of the instant Agreement.

      10. Any action filed to enforce the terms and performance of this Agreement shall be governed under, and in accordance with, Nevada law, and venue shall be Las Vegas, Nevada. Should litigation be instituted to enforce this Agreement, the losing party agrees to pay to the other party's reasonable attorney's fees and costs incurred.


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      Dated this _______ day of ________________, 2003.

VOYAGER ENTERTAINMENT                    FIRST NEVADA DEVELOPMENT
INTERNATIONAL, INC.                      COMPANY, LLC

By_______________________________        By_____________________________________
    RICHARD L. HANNIGAN, SR.                Name:
    Its:  President                         Its:

_________________________________        _______________________________________
                                         Don Tyner

_________________________________        _______________________________________
                                         Nancy Tyner

FLANAGAN & ASSOCIATES, LTD.              PATRICK C. CLARY, CHARTERED

By_______________________________        By_____________________________________
 SEAN P. FLANAGAN, ESQ.                  PATRICK C. CLARY, ESQ.
 777 N. Rainbow Blvd., Suite 390         3800 Howard Hughes Parkway, Suite 650
 Las Vegas, Nevada 89107                 Las Vegas, Nevada 89109
 Attorney for the Company                Attorney for Tyners


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